UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 31, 2003
Date of Report (Date of earliest event reported)

INVESTORS REAL ESTATE TRUST
(Exact name of registrant as specified in its charter)

North Dakota	0-14851	45-0311232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12 South Main Street, Suite 100, Minot, ND	58701
(Address of principal executive offices)	(Zip Code)

(701) 837-4738
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.      OTHER EVENTS

Investors Real Estate Trust has entered into a Merger Agreement with the T. F. James Company, a privately held Iowa corporation primarily engaged in the development and ownership of retail and commercial real estate in Minnesota and surrounding states.  Under the terms of the Agreement and Plan of Reorganization all of the assets and liabilities of the T. F. James Company, including the company office located at 21500 Highway 7, Greenwood, Minnesota, will be merged into IRET, Inc., the wholly-owned subsidiary of Investors Real Estate Trust.  The effective date of the merger will be February 1, 2003. As a result of the merger, IRET will acquire approximately 52 retail and commercial real estate properties containing approximately 807,154 square feet of rentable space as well as eight underdeveloped or primarily vacant parcels of real estate.  Once completed, the merger will increase IRET’s real estate portfolio by $70,197,945, and is expected to increase gross rental revenues by $6,356,000 on an annual basis.  As part of the merger, IRET will also be acquiring all of the outstanding debt and liabilities of the T. F. James Company in the amount of $37,732,004 at closing.  It is expected that the terms of the merger will be immediately accretive to IRET on a per-share basis even though the T.F James portfolio to be acquired by IRET includes eight undeveloped and vacant properties that will account for approximately $2,760,000 of the total transaction. These eight properties will either require additional funds for redevelopment or must be sold before IRET will recognize any income or value.

In order to manage the newly acquired properties post merger, IRET will continue to operate the T. F. James Company Minneapolis office.  Six employees of the T. F. James Company will join the staff of IRET and will be located in Minneapolis.  Mr. Charles Wm. James, the president of the T. F. James Company, as well as a shareholder, has been appointed to fill an open seat on the board of Trustees of Investors Real Estate Trust.  Mr. James will also be an employee of IRET, in the position of Vice President of Development and Asset Management Minneapolis Portfolio.  He will report directly to the President of IRET, Mr. Thomas A. Wentz, Sr., and to IRET’s Chief Operating Officer, Timothy P. Mihalick.

A copy of the agreement and plan of the merger is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

ITEM 7.       FINANCIAL STATEMENTS
AND EXHIBITS

(a)

Financial Statements of Business Acquired

The required financial statements for the
    T.F. James Company for the most recent full fiscal year prior to the merger from September 30, 2001 to October 1, 2002, are attached as Schedule 3.12 to the Agreement and Plan of Reorganization
    attached as Exhibit 10 to this Form 8-K and are incorporated herein by reference.  The required interim financial statements for the T.F. James Company from October 1, 2002, to the merger date of February 1, 2003, will be filed by amendment hereto no later than seventy-five (75) days after the date this report is required to be filed.

(b)

Pro Forma Financial Information

    The required pro forma financial information reflecting the combined operations of Investors Real Estate Trust and T.F. James Company
    will be filed by amendment hereto no later than seventy-five
    (75) days after the date this report is to be filed.

(c)

Exhibits

Ex-2 - Agreement and Plan of Reorganization
    dated January 31, 2003

Ex-2a - Schedule 2.16  Calculation
    of Estimated Merger Consideration and Merger Consideration

Ex-2b - Schedules to Agreement and Plan
    of Reorganization By and Among Investors Real Estate Trust, IRET,
    Inc. and T.F. James Company dated January 31, 2003 (Schedule
    3.1 - Schedule 5.14)

Ex-2c - Tenant Summary

Ex-2d - T.F. James Company/Investors Real
    Estate Trust (IRET) Share Issuance and Fractional Shares for
    Estimated Merger Consideration

Ex-10 - T. F. James Company and Subsidiaries
    Consolidated Financial Statements Together with Independent Auditors'
    Report - September 30, 2002

Ex-99 - Consent of Olsen Thielen & Co.,
    LTD.

SIGNATURES

Pursuant to the
requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned who is duly authorized to do so.

Date:  January 31, 2003

     INVESTORS REAL ESTATE TRUST
    (Registrant)

    By:      /S/ Thomas A. Wentz,
    Jr.
              (Signature)
               Thomas
    A. Wentz, Jr.
              Senior
Vice President & General Counsel